UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2007

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3492 (Commission File Number)	75-2677995 (IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)
(713) 759-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On April 5, 2007, Halliburton Company (“Halliburton”) completed the separation of KBR, Inc. (“KBR”) from Halliburton by exchanging the 135,627,000 shares of KBR common stock owned by Halliburton for 85,273,184 shares of Halliburton common stock tendered by Halliburton stockholders and accepted by Halliburton pursuant to the terms of the exchange offer commenced by Halliburton on March 2, 2007 (the “Exchange Offer”). Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the press release issued by Halliburton on April 5, 2007 announcing the completion of the Exchange Offer. Halliburton expects to account for KBR as discontinued operations in Halliburton’s quarterly report on Form 10-Q for the first quarter of 2007 and to recognize a gain on disposal of discontinued operations in the second quarter of 2007 relating to the disposition of its ownership interest in KBR pursuant to the Exchange Offer.
Item 9.01. Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
The following pro forma financial statements giving effect to Halliburton’s disposition of its 135,627,000 shares of KBR common stock pursuant to the Exchange Offer are attached hereto as Exhibit 99.2 and incorporated by reference herein:
     (i) Halliburton Company Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006
     (ii) Halliburton Company Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006
     (iii) Notes to Halliburton Company Unaudited Pro Forma Condensed Consolidated Financial Statements
     (d) Exhibits
     99.1 Halliburton Press Release issued April 5, 2007
     99.2 Halliburton Company Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: April 6, 2007	By:	/s/ Bruce A. Metzinger

	Name:	Bruce A. Metzinger
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number Exhibit Description
99.1	Halliburton Press Release issued April 5, 2007
99.2	Halliburton Company Unaudited Pro Forma Condensed Consolidated Financial Statements